Filed Pursuant to Rule 424(b)(5)

Registration No. 333-297912

PROSPECTUS SUPPLEMENT

(To prospectus dated July 31, 2026)

EDIBLE GARDEN AG INCORPORATED

Up to $7,195,548 of Shares

Common Stock

We have entered into an Equity Distribution Agreement dated August 11, 2026 (the “Equity Distribution Agreement”) with Maxim Group LLC (“Maxim” or the “sales agent”), relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock, $0.0001 par value per share (“common stock”), having an aggregate offering price of up to $7,195,548 from time to time through Maxim acting as our agent. The offering of shares of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of (i) August 11, 2027, (ii) the sale of all common stock provided for in this prospectus supplement, and (iii) the termination of the Equity Distribution Agreement by written notice of us or Maxim.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “EDBL.” On August 3, 2026, the last reported sale price of our common stock on Nasdaq was $2.28 per share.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75,000,000. Calculated in accordance with General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $22,595,375.96 based upon 1,950,534 shares of our outstanding stock held by non-affiliates at the per share price of $11.5842 on June 12, 2026, which was the highest closing price within the last 60 days prior to the date of this filing. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of August 11, 2026, is equal to $7,531,791.99. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold $336,243 worth of securities pursuant to General Instruction I.B.6 of Form S-3.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Maxim will act as a sales agent and, upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. See “Plan of Distribution” for additional information regarding compensation to be paid to Maxim. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-8 of this prospectus supplement, page 6 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing any of the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is August 11, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, the information in this prospectus supplement will supersede such information. For a more detailed understanding of an investment in our securities, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement is part of a shelf registration statement on Form S-3 (File No. 333-297912) that we filed with the SEC on July 31, 2026, and became effective on August 7, 2026. Under the shelf registration process, we may from time to time offer and sell up to an aggregate of $50.0 million of any combination of the securities described in the accompanying prospectus in one or more offerings. Prior to this offering, we have not sold any securities under this shelf registration statement.

Neither we nor the sales agent have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the sales agent take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. Neither we nor the sales agent are making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of securities hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “Edible Garden,” the “Company,” “we,” “us” and “our” refer to Edible Garden AG Incorporated and its consolidated subsidiaries.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the sections entitled “Prospectus Supplement Summary,” “Risk Factors,” and “Use of Proceeds,” and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including:

•	our history of losses and our ability to continue as a going concern;
•	our ability to obtain additional financing to fund our operations;
•	our ability to maintain compliance with the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and maintain the listing of our common stock on Nasdaq;
•	our ability to pay our debts as they come due;
•	the departure of members of our management team;
•	our market opportunity;
•	our ability to effectively manage our growth;
•	our ability to integrate business acquisitions;
•	the effects of increased competition as well as innovations by new and existing competitors in our market;
•	our ability to effectively execute our strategy and achieve our growth objectives despite being a relatively smaller company, compared to many of our competitors;
•	our ability to retain our existing customers and to increase our customer base;
•	the effects of any recall faced by our products;
•	the future growth of the indoor agriculture industry and demands of our customers;
•	our ability to maintain, or strengthen awareness of, our brand;
•	our ability to expand the product lines we offer;
•	our ability to maintain, protect, and enhance our intellectual property;
•	future revenue, hiring plans, expenses and capital expenditures;
•	the effects of global events and inflation on our operating costs;
•	our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business;
•	our ability to recruit and retain key employees and management personnel;
•	our financial performance and capital requirements; and
•	the potential lack of liquidity and trading of our securities.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference herein and therein. You can obtain information incorporated by reference into this prospectus from the SEC as described below under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

Our Company

We are a controlled environment agriculture ("CEA") farming company. We use traditional agricultural growing techniques together with technology to grow fresh, organic food sustainably and safely while improving traceability. We operate glass, hydroponic, and vertical greenhouse structures that enable us to grow organic herbs consistently year-round while using less land, less energy, and less water than conventional agriculture. In our hydroponic greenhouse, we grow plants without soil. Instead of planting one row of plants in the ground, by using a vertical growing system, we can grow many towers of plants in the same area by planting up instead of planting across. Growing these products sustainably means that we avoid depleting natural resources in order to maintain an ecological balance, such as by renewing, reusing and recycling materials in order to lower the overall one-time use of materials.

Our facilities utilize "closed loop" irrigation systems that recollect and reuse drain water—including water recycled through reverse osmosis—reducing overall water consumption and helping conserve natural resources. Our advanced systems are also designed to help mitigate contamination from harmful pathogens, including salmonella, e-coli and others.

Our operations are supported by GreenThumb®, our proprietary patented greenhouse management and demand-planning software (U.S. Patent Nos. 11,158,006 B1; 11,410,249 B2; and 11,830,088 B2). GreenThumb tracks plants through all stages of production and distribution, supporting quality control, traceability, fill-rate management, and logistics optimization, including maximizing truckload efficiency to reduce greenhouse gas emissions. We believe GreenThumb is a meaningful competitive differentiator and an important component of our Zero-Waste Inspired® model.

As of August 11, 2026, we offer more than 140 stock keeping units ("SKUs") spanning two principal product segments: (i) fresh produce, including cut herbs, hydroponic basil, potted herbs, and wheatgrass; and (ii) shelf-stable and refrigerated consumer packaged goods, including sports nutrition and nutraceuticals (Kick.™ and Vitamin Whey®/Vitamin Way®), fermented gourmet sauces and chili-based products (Pulp®), and functional fermented pickles and sauerkraut (Pickle Party™). We also supply products under private label arrangements to major retail customers. We have leveraged our brand recognition to offer co-manufactured consumer-packaged goods across protein, fermented foods, and flavoring categories in addition to our core fresh produce business. Our tagline "Simply Local, Simply Fresh" reflects our strategy of growing products in regional communities close to the retail locations where they are sold, extending shelf life and supporting local brand awareness.

Our products are available in over 6,000 retail locations across the United States, the Caribbean, and South America. We operate vertically integrated greenhouses and processing facilities at Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and our headquarters at Edible Garden Belvidere in Belvidere, New Jersey. We also partner with a network of contract growers strategically located near major U.S. population centers.

We hold food safety certifications from Primus GFS (a Global Food Safety Initiative-accredited program), USDA Organic certification for applicable products, and non-GMO verification from the non-GMO Project for select SKUs. We are licensed under the Perishable Agricultural Commodities Act and voluntarily comply with Hazard Analysis Critical Control Point principles established by the U.S. Food and Drug Administration.

We have a history of operating losses since inception and expect to incur additional near-term losses. Our auditors have issued an opinion expressing substantial doubt about our ability to continue as a going concern. See "Risk Factors" in the reports filed with the Securities and Exchange Commission and incorporated by reference herein for additional discussion of these matters.

S-3

Since our initial public offering, our primary business strategy has been focused on the production and sale of fresh, locally grown, USDA Organic produce through a vertically integrated CEA model. During the fiscal year ended December 31, 2025, and continuing into 2026, we began executing a material expansion and evolution of that strategy.

Specifically, we are transitioning our Edible Garden Prairie Hills facility in Webster City, Iowa into a dedicated ready-to-drink ("RTD") and clean nutrition manufacturing hub. This initiative represents a significant broadening of our business from primarily fresh, perishable produce into what we expect will be higher-margin, shelf-stable beverage and nutrition categories. We have characterized this evolution as the development of a vertically integrated domestic clean-label nutrition platform that combines our existing controlled-environment agriculture capabilities with scalable aseptic processing capacity and differentiated branded products across sports nutrition, adult and children's performance nutrition, and GLP-1 supportive categories.

This strategic shift, which we refer to as our "Farm-to-Formula®" strategy, connects our CEA-sourced ingredients with advanced research and development and precision formulation capabilities to deliver finished functional RTD beverages at commercial scale. This represents a material change from our previously disclosed strategy of focusing principally on fresh produce, and investors should consider the risks and opportunities associated with this expansion when evaluating our business.

On March 4, 2026, we entered into two Interim Order Agreements (the "IOAs") with Tetra Pak Inc. ("Tetra Pak"), a global leader in food processing and packaging solutions, to commence engineering services and preliminary procurement activities for the Webster City, Iowa production project (the "Project"). The IOAs cover both processing equipment and aseptic packaging systems and are intended as the initial step toward a definitive final supply agreement governing the full scope of equipment installation and integration.

The planned facility will utilize Tetra Pak's Tetra Prisma® Aseptic 330 Edge package—a format made primarily from renewable, plant-based materials that is designed to be recyclable—together with the Tetra Pak® A3/Speed filling platform. These systems are expected to extend product shelf life without refrigeration or preservatives prior to opening, support ambient distribution, maintain clean-label standards, and reduce overall supply chain costs and food waste.

Phase 1 production at the Webster City facility is anticipated to begin in 2027, subject to the execution of a final supply agreement with Tetra Pak, completion of engineering and installation, regulatory approvals, and adequate capital availability. There is no assurance that a final agreement will be executed, that the facility will be completed on the anticipated timeline, or that Phase 1 production will commence as planned. This initiative is in the early development stage, and investors should not place undue reliance on timing or scale projections, or our ability to complete the Project.

The Midwest facility encompasses more than 200,000 square feet of food-grade manufacturing space with warehousing and logistics infrastructure, and upon completion of the RTD buildout is expected to support aseptic and ultra-filtered beverage production across protein, plant-based, dairy, and functional categories. The Company intends for the facility to serve as a scalable innovation platform supporting product development and revenue diversification beyond fresh perishables.

Recent Developments

Meijer Agreement

On July 28, 2026, we entered into a purchase agreement with Meijer Distribution, Inc. (the “Buyer”) pursuant to which we will supply Buyer-branded products to the Buyer (the “2027 Agreement”) beginning in January 2027. The Agreement replaces the agreements between us and the Buyer scheduled to expire December 31, 2026. Under the 2027 Agreement, we will sell hydroponic, potted, and fresh cut herbs to the Buyer according to per-unit prices set in advance under the 2027 Agreement by us and the Buyer. The Buyer’s purchases will be in quantities and according to delivery schedules requested by the Buyer. Under the 2027 Agreement, we and the Buyer will renegotiate the prices for each unit annually. Once set, the pricing terms will remain fixed for the remainder of the year, subject to price adjustments as a result of duties, tariffs or other governmental actions that are supported by our documentation and approved by the Buyer. The 2027 Agreement will become effective January 1, 2027 and will expire on December 31, 2028. The Buyer may terminate the 2027 Agreement (i) without cause upon 60 days’ prior notice, (ii) for cause upon 30 days’ prior written notice of disagreement regarding tariff-related price increases, and (iii) immediately if we do not provide the Buyer with products that meet the Buyer’s quality standards. Either party may terminate the 2027 Agreement for cause after a 15-day cure period for resolving a breach of the 2027 Agreement.

S-4

Nasdaq Compliance

On May 27, 2026, we received a letter from the Listing Qualifications Department (the “Staff”) of Nasdaq indicating that, based upon the closing bid price of our common stock for at least 30 consecutive business days, we no longer met Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of at least $1 per share (the “Bid Price Rule”). Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), because we had effected a reverse stock split over the prior one-year period or have effected one or more reverse stock splits in the last two years with a cumulative ratio greater than 250 shares to 1, we were not eligible for any compliance period to regain compliance with the Bid Price Rule. On June 3, 2026, we timely submitted a request for a hearing before a Nasdaq Hearings Panel (the “Panel”), which was scheduled for July 9, 2026. On July 27, 2026, we received written notification from Nasdaq that the Panel granted us an extension until August 15, 2026 to regain compliance with Bid Price Rule. We believe we have regained compliance with the Bid Price Rule as of July 27, 2026.

Reverse Stock Split

As of July 13, 2026, we effected a 1-for-45 reverse stock split (the “Reverse Stock Split”) of our outstanding common stock. The conversion or exercise prices of our issued and outstanding warrants were adjusted in connection with the Reverse Stock Split. All historical share and per share amounts reflected throughout this prospectus have been adjusted to reflect the Reverse Stock Split.

Notes Purchase Agreement

On June 12, 2026, we entered into a Notes Purchase Agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which we agreed to issue and sell to Streeterville (i) a Promissory Note A‑1 in the original principal amount of $2,170,000 (the “A‑1 Note”) and (ii) a Secured Promissory Note B in the original principal amount of $10,000,000 (the “B Note” and, together with the A‑1 Note, the “Notes”), for an aggregate purchase price of $12,000,000. The A‑1 Note was issued with an original issue discount of $160,000 and bears interest at a rate of 8% per annum, while the B Note bears interest at a rate of 5% per annum, in each case subject to the terms and conditions set forth therein. The Notes have a maturity date of 18 months from the applicable purchase price date. Beginning on the six month anniversary of the applicable purchase price date, Streeterville has the right, subject to the terms of the A‑1 Note and the B Note, to require us to redeem portions of the outstanding balance of the Notes from time to time in cash upon delivery of a redemption notice, including both monthly redemption rights and additional limited redemption rights upon the occurrence of certain trading conditions.

S-5

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

•	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•	comply with new or revised accounting standards applicable to public companies as quickly as other public companies;
•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earliest to occur of:

•	our reporting $1.235 billion or more in annual gross revenues;
•	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;
•	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and
•	December 31, 2027.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal address is 283 County Road 519, Belvidere, NJ 07823. Our telephone number is (908) 750-3953. We maintain a website at https://ediblegardenag.com/. The information contained on our website is not, and should not be interpreted to be, incorporated into this prospectus.

S-6

THE OFFERING

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $7,195,548.

Common Stock Outstanding Prior to This Offering	1,951,509 shares of our common stock

Common Stock Outstanding After This Offering

Up to 5,107,451 shares, assuming the sale of up to 3,155,942 shares of our common stock at a price of $2.28 per share, which was the closing price of our common stock on Nasdaq on August 3, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Maxim. See “Plan of Distribution” on page S-13.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-10.

Risk Factors

You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Symbol on The Nasdaq Capital Market	“EDBL”

The number of shares of common stock to be outstanding before and immediately after this offering is based on 1,951,509 shares of common stock outstanding as of August 3, 2026 and excludes:

•	9,807 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $107.64 per share;
•	1,071 shares of common stock available for issuance under our Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”);
•	17,286 shares of common stock available for issuance under our 2025 Officer and Director Equity Incentive Plan (the “2025 Plan”);
•	2,077 shares of common stock issuable upon vesting of restricted stock units (“RSUs”) granted pursuant to the 2025 Plan; and
•	2,197 shares of common stock issuable upon vesting and exercise of options granted pursuant to the 2025 Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding warrants. Except as otherwise noted, the share and per share information in this prospectus reflects the effect of the reverse stock split of the common stock at a ratio of 1-for-45, which became effective July 13, 2026.

S-7

RISK FACTORS

Investing in our securities is highly speculative and involves a significant degree of risk. Before you decide whether to purchase any of our securities, you should carefully consider the risks and uncertainties set forth Part I, Item 1A under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and in other reports we file with the SEC pursuant to the Exchange Act, which are incorporated by reference into this prospectus supplement. These risk factors could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below or incorporated by reference herein may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of our Securities

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for working capital and general corporate purposes, including required payments under the Separation Agreement. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to your purchase and in such case, you will suffer immediate dilution based on the difference between the price you pay per share of our common stock and our net tangible book value per share at the time of your purchase. As of March 31, 2026, our net tangible book value per share was $120.27. See “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, in the future we expect to offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. To the extent that outstanding options or warrants to purchase common stock are exercised, investors purchasing our common stock in this offering may experience further dilution.

The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-8

The actual number of shares of common stock we may issue under the Equity Distribution Agreement and the aggregate proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares of common stock that will ultimately be issued by us under the Equity Distribution Agreement or aggregate proceeds to be raised in connection with those sales.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, the Equity Distribution Agreement or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

Our share price may be volatile.

The market price of our common stock has fluctuated in the past. Such volatility resulted in rapid and substantial increases and decreases in our stock price that may or may not be related to our operating performance or prospects. Consequently, the current market price of our common stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of an investment in our common stock.

There can be no assurance that our shares will continue to be listed on Nasdaq, which would affect our common stock’s liquidity and reduce our ability to raise capital.

On July 22, 2026, the SEC approved a new continued listing requirement codified as Nasdaq Listing Rule 5550(a)(6) that requires companies to maintain a market value of listed securities of at least $5 million (the “MVLS Requirement”). On July 29, 2026, the SEC provided notice that the order approving the MVLS Requirement was stayed pending a petition for review of the action. As of the date hereof, we are not in compliance with the MVLS Requirement if it were to come into effect. Under Nasdaq Listing Rule 5810(c)(1), if the MVLS Requirement comes into effect and we fail to meet the MVLS Requirement for 30 consecutive business days, our securities will be suspended and immediately delisted from the Nasdaq Capital Market, even if we are appealing a delisting determination to a Panel, and the Panel will have limited discretion to reverse the delisting determination if it was issued in error or grant an exception for up to 180 days for us to demonstrate compliance with all requirements for initial listing on Nasdaq. Additionally, pursuant to the Panel’s decision relating to our delisting appeal, the Panel will maintain jurisdiction over our listing status until November 23, 2026, and if we become non-compliant with any other listing rule, aside from the Bid Price Rule, during this time period, we will be allowed seven (7) calendar days to advise the Panel on our plan to cure the listing deficiency, and the Panel will, at that time, determine whether to grant us an exception to cure the deficiency or delist us. This includes the MVLS Requirement.

We cannot assure you that we will be able to regain compliance with the MVLS Requirement and maintain compliance with Nasdaq’s other continued listing standards. Accordingly, our common stock and certain warrants could be delisted from Nasdaq. We and holders of our securities could be materially adversely impacted if our securities are delisted from Nasdaq. In particular:

●	we may be unable to raise equity capital on acceptable terms or at all;
●	we may lose the confidence of our business partners, which would jeopardize our ability to continue our business as currently conducted;

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●	the price of our common stock will likely decrease as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws;
●	holders may be unable to sell or purchase our securities when they wish to do so;
●	we may become subject to stockholder litigation;
●	we may lose the interest of institutional investors in our common stock;
●	we may lose media and analyst coverage;
●	our common stock could be considered a “penny stock,” which would likely limit the level of trading activity in the secondary market for our common stock; and
●	we would likely lose any active trading market for our common stock, as it may only be traded on one of the over-the-counter markets, if at all.

 We cannot assure you that the reverse stock split will increase the price of our common stock.

On July 13, 2026, we effected a 1-for-45 reverse stock split of our outstanding common stock. While the Reverse Stock Split has increased the per share market price of our common stock, the long-term effect of the reverse stock split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies of similar size to us is varied, particularly because investors may view a reverse stock split negatively. We have effected reverse stock splits in the past; however, the price of our common stock did not remain at the elevated price for an extended period of time following the reverse stock split. The market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance and matters unrelated to our performance. If the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would have occurred in the absence of a reverse stock split.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $7,195,548 from time to time under this prospectus supplement and accompanying prospectus. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold and will be reduced by commissions and other expenses of this offering. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time. We intend to use the net proceeds from this offering for working capital and general corporate purposes, as well as financing to expand our Prairie Hills facility in Webster City, Iowa, into a dedicated ready-to-drink clean nutrition manufacturing hub.

The amounts and timing of our actual expenditures will depend on numerous factors, including the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds, if any, from this offering in short-term investments.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026 as follows:

•	on an actual basis;
•	on a pro forma basis to illustrate the entry into the Notes with Streeterville on June 12, 2026; and
•

on a pro forma as adjusted basis to illustrate the assumed issuance and sale by us of 3,155,942 shares of common stock in this offering at an assumed public offering price of $2.28 per share, the closing price of our common stock on Nasdaq on August 3, 2026.

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The information below is illustrative only. Our capitalization following this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.

	As of March 31, 2026
	Unaudited,	Unaudited,	Unaudited, Pro Forma
(In thousands)	Actual	Pro Forma	As Adjusted

Cash and Cash Equivalents	$1,952	$3,952	$10,577
Restricted Cash	—	10,000	10,000

Short-term debt, net of discounts	2,196	2,196	2,196
Long-term debt, net of discounts	194	12,194	12,194
Long-term operating lease liabilities	708	708	708
Long-term finance lease liabilities	17	17	17

Stockholders’ Equity
Common stock ($0.0001 par value, 100,000,000 shares authorized, 34,779 shares outstanding as of March 31, 2026; 34,779 shares outstanding on a pro forma basis; and 3,190,721 shares outstanding on a pro forma as adjusted basis)	—	—	—
Preferred Stock	$14,187	14,187	14,187
Additional paid in capital	56,671	56,671	63,276
Obligation to issue shares	287	287	287
Accumulated Deficit	(62,312)	(62,312)	(62,312)
Total stockholders’ equity	8,833	8,833	15,438
Total capitalization	$11,223	$23,223	$29,828

The number of shares of our common stock outstanding set forth in the table above excludes, as of March 31, 2026:

•	9,807 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $107.64 per share;
•	1,071 shares of common stock available for issuance under the 2022 Plan;
•	17,286 shares of common stock available for issuance under the 2025 plan;
•	2,077 shares of common stock issuable upon vesting of RSUs granted pursuant to the 2025 Plan; and
•	2,197 shares of common stock issuable upon vesting and exercise of options granted pursuant to the 2025 Plan.

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share after giving effect to this offering.

Our net tangible book value (deficit) as of March 31, 2026 was $4.18 million, or approximately $120.27 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

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Our pro forma net tangible book value (deficit) as of March 31, 2026 was $4.01 million or approximately $115.39 per share after taking into account the pro forma adjustments described in “Capitalization.”

The information below is illustrative only. Our dilution following this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in the 2025 Form 10-K and subsequent quarterly reports.

Pro forma, as adjusted net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share of common stock paid by purchasers in the offering and the pro forma net tangible book value per share of common stock immediately after completion of the offering.

After giving effect to the adjustments described in the “Capitalization” section including the assumed sale of our common stock during the term of the Equity Distribution Agreement with the sales agent in the aggregate amount of $7,195,548 at an assumed offering price of $2.28 per share, the last reported sale price of our common stock on the Nasdaq on August 3, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, on an as-adjusted basis our net tangible book value as of March 31, 2026 would have been approximately $10.618 million, or approximately $3.33 per share of common stock. This represents an immediate decrease in the net tangible book value of approximately $112.06 per share to our existing stockholders and an immediate increase in net tangible book value of approximately $1.05 per share to new investors.

Assumed offering price per share of common stock		$2.28
Actual net tangible book value per share of common stock before this offering(1)	$120.27
Pro forma adjustments(2)	(4.89)
Pro forma net tangible book value per share	115.39

Increase (decrease) in net tangible book value per share attributable to new investors(3)	$(112.06)
Pro forma net tangible book value per share after this offering(4)		$3.33
Immediate improvement in net tangible book value per share to new investors		$1.05

______________

(1)

Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.

(2)	Represents the entry into the Notes with Streeterville om June 12, 2026.
(3)	Represents the difference between (i) pro forma, as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of March 31, 2026.
(4)

Determined by dividing (i) pro forma, as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of common stock to be outstanding following this offering.

The number of shares of our common stock outstanding set forth in the table above excludes, as of March 31, 2026:

•	9,807 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $107.64 per share;
•	1,071 shares of common stock available for issuance under the 2022 Plan;
•	17,286 shares of common stock available for issuance under the 2025 plan;
•	2,077 shares of common stock issuable upon vesting of RSUs granted pursuant to the 2025 Plan; and
•	2,197 shares of common stock issuable upon vesting and exercise of options granted pursuant to the 2025 Plan.

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PLAN OF DISTRIBUTION

Pursuant to the Equity Distribution Agreement with Maxim, Maxim has agreed to act as exclusive sales agent in connection with this offering of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The sales agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock but have agreed to use their reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby.

Upon delivery of a transaction notice and subject to the terms and conditions of the Equity Distribution Agreement, the sales agent may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. We may instruct Maxim not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Maxim may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay the sales agent in cash, upon each sale of shares of our common stock pursuant to the Equity Distribution Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we agreed to reimburse the sales agent upon request for its costs and out-of-pocket expenses incurred in connection with its services under this offering, including the fees and out-of-pocket expenses of its legal counsel, up to an aggregate of $30,000. In addition, we agreed to reimburse the sales agent $2,500 for its legal fees on each quarter for which a bringdown is required. We shall bear and be responsible for all expenses that are customarily borne by issuers for transactions of the type set forth herein.

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by the sales agent and us in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.

We have agreed to provide indemnification and contribution to the sales agent and specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the sales agent may be required to make in respect of such liabilities.

Maxim will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase our common stock shares under the terms and subject to the conditions set forth in the Equity Distribution Agreement. The sales agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, the sales agent:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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The offering of shares of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of (i) August 11, 2027, (ii) the sale of all common stock provided for in this prospectus supplement, and (iii) the termination of the Equity Distribution Agreement by 15 days’ written notice of us or the sales agent.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim Group will not engage in any market making activities involving our shares of our common stock while the offering is ongoing under this prospectus.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Harter Secrest & Emery LLP, Rochester, New York, NY. Loeb & Loeb LLP, New York, NY, is acting as counsel to the sales agent.

EXPERTS

CBIZ CPAs P.C. (“CBIZ”), an independent registered public accounting firm, audited our consolidated financial statements as of and for the year ended December 31, 2025, which appear in our Annual Report on Form 10-K for the year ended December 31, 2025 and are incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on CBIZ’s report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2024, which appear in our Annual Report on Form 10-K for the year ended December 31, 2025 and are incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

•

our Current Reports on Form 8-K filed with the SEC on January 30, 2026, February 5, 2026, March 4, 2026, March 10, 2026 (Film No. 26739768), March 10, 2026 (Film No. 26739994), March 18, 2026, March 30, 2026, April 21, 2026, April 24, 2026, May 21, 2026, May 29, 2026, June 12, 2026 (Film No. 261087744), June 12, 2026 (Film No. 261087960), June 26, 2026, July 1, 2026, July 9, 2026, July 10, 2026, July 28, 2026, August 3, 2026, August 7, 2026, and August 11, 2026; and

•

the description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on April 29, 2022, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.22 to the 2025 Form 10-K).

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To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at https://ediblegardenag.com. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 283 County Road 519, Belvidere, New Jersey 07823 or contacting us at (908) 750-3953.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

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$50,000,000

EDIBLE GARDEN AG INCORPORATED

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Rights

Units

The securities covered by this prospectus may be offered and sold, from time to time, by Edible Garden AG Incorporated in one or more offerings.

We will provide the specific terms of the specific issue of securities, including the offering price of the securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “EDBL.” The closing price of our common stock on the Nasdaq Capital Market on July 28, 2026 was $2.43 per share. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

On July 13, 2026 at 12:01 A.M. Eastern Time, we effected a reverse stock split of our common stock at a ratio of 1-for-45. Unless otherwise noted, the share and per share information in this prospectus reflects the effect of the reverse stock split.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

We are an “emerging growth company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference and future filings. See “Our Company - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities is speculative and involves a high degree of risk. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section included in the periodic reports that we file with the Securities and Exchange Commission and in any prospectus supplement relating to a specific offering of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2026

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless the context otherwise requires, references in this prospectus to “Edible Garden,” the “Company,” “we,” “us,” and “our” refer to Edible Garden AG Incorporated, unless the context clearly indicates otherwise.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus, any prospectus supplements, or the documents incorporated by reference herein or therein may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus, any prospectus supplements, or the documents incorporated by reference herein or therein, is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “can,” “continue,” “could,” “design,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including:

•	our history of losses and our ability to continue as a going concern;
•	our ability to obtain additional financing to fund our operations;
•	our ability to regain compliance with the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and maintain the listing of our common stock on Nasdaq;
•	our ability to pay our debts as they come due;
•	the departure of members of our management team;
•	our market opportunity;
•	our ability to effectively manage our growth;
•	our ability to integrate business acquisitions;
•	the effects of increased competition as well as innovations by new and existing competitors in our market;
•	our ability to effectively execute our strategy and achieve our growth objectives despite being a relatively smaller company, compared to many of our competitors;
•	our ability to retain our existing customers and to increase our customer base;
•	the effects of any recall faced by our products;
•	the future growth of the indoor agriculture industry and demands of our customers;
•	our ability to maintain, or strengthen awareness of, our brand;
•	our ability to expand the product lines we offer;
•	our ability to maintain, protect, and enhance our intellectual property;
•	future revenue, hiring plans, expenses and capital expenditures;
•	the effects of global events and inflation on our operating costs;
•	our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business;
•	our ability to recruit and retain key employees and management personnel;
•	our financial performance and capital requirements; and
•	the potential lack of liquidity and trading of our securities.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

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OUR COMPANY

We are a controlled environment agriculture ("CEA") farming company. We use traditional agricultural growing techniques together with technology to grow fresh, organic food sustainably and safely while improving traceability. We operate glass, hydroponic, and vertical greenhouse structures that enable us to grow organic herbs consistently year-round while using less land, less energy, and less water than conventional agriculture. In our hydroponic greenhouse, we grow plants without soil. Instead of planting one row of plants in the ground, by using a vertical growing system, we can grow many towers of plants in the same area by planting up instead of planting across. Growing these products sustainably means that we avoid depleting natural resources in order to maintain an ecological balance, such as by renewing, reusing and recycling materials in order to lower the overall one-time use of materials.

Our facilities utilize "closed loop" irrigation systems that recollect and reuse drain water—including water recycled through reverse osmosis—reducing overall water consumption and helping conserve natural resources. Our advanced systems are also designed to help mitigate contamination from harmful pathogens, including salmonella, e-coli and others.

Our operations are supported by GreenThumb®, our proprietary patented greenhouse management and demand-planning software (U.S. Patent Nos. 11,158,006 B1; 11,410,249 B2; and 11,830,088 B2). GreenThumb tracks plants through all stages of production and distribution, supporting quality control, traceability, fill-rate management, and logistics optimization, including maximizing truckload efficiency to reduce greenhouse gas emissions. We believe GreenThumb is a meaningful competitive differentiator and an important component of our Zero-Waste Inspired® model.

As of March 31, 2026, we offer more than 140 stock keeping units ("SKUs") spanning two principal product segments: (i) fresh produce, including cut herbs, hydroponic basil, potted herbs, and wheatgrass; and (ii) shelf-stable and refrigerated consumer packaged goods, including sports nutrition and nutraceuticals (Kick.™ and Vitamin Whey®/Vitamin Way®), fermented gourmet sauces and chili-based products (Pulp®), and functional fermented pickles and sauerkraut (Pickle Party™). We also supply products under private label arrangements to major retail customers. We have leveraged our brand recognition to offer co-manufactured consumer-packaged goods across protein, fermented foods, and flavoring categories in addition to our core fresh produce business. Our tagline "Simply Local, Simply Fresh" reflects our strategy of growing products in regional communities close to the retail locations where they are sold, extending shelf life and supporting local brand awareness.

Our products are available in over 6,000 retail locations across the United States, the Caribbean, and South America. We operate vertically integrated greenhouses and processing facilities at Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and our headquarters at Edible Garden Belvidere in Belvidere, New Jersey. We also partner with a network of contract growers strategically located near major U.S. population centers.

We hold food safety certifications from Primus GFS (a Global Food Safety Initiative-accredited program), USDA Organic certification for applicable products, and non-GMO verification from the non-GMO Project for select SKUs. We are licensed under the Perishable Agricultural Commodities Act and voluntarily comply with Hazard Analysis Critical Control Point principles established by the U.S. Food and Drug Administration.

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We have a history of operating losses since inception and expect to incur additional near-term losses. Our auditors have issued an opinion expressing substantial doubt about our ability to continue as a going concern. See "Risk Factors" in the reports filed with the Securities and Exchange Commission and incorporated by reference herein for additional discussion of these matters.

Since our initial public offering, our primary business strategy has been focused on the production and sale of fresh, locally grown, USDA Organic produce through a vertically integrated CEA model. During the fiscal year ended December 31, 2025, and continuing into 2026, we began executing a material expansion and evolution of that strategy.

Specifically, we are transitioning our Edible Garden Prairie Hills facility in Webster City, Iowa into a dedicated ready-to-drink ("RTD") and clean nutrition manufacturing hub. This initiative represents a significant broadening of our business from primarily fresh, perishable produce into what we expect will be higher-margin, shelf-stable beverage and nutrition categories. We have characterized this evolution as the development of a vertically integrated domestic clean-label nutrition platform that combines our existing controlled-environment agriculture capabilities with scalable aseptic processing capacity and differentiated branded products across sports nutrition, adult and children's performance nutrition, and GLP-1 supportive categories.

This strategic shift, which we refer to as our "Farm-to-Formula®" strategy, connects our CEA-sourced ingredients with advanced research and development and precision formulation capabilities to deliver finished functional RTD beverages at commercial scale. This represents a material change from our previously disclosed strategy of focusing principally on fresh produce, and investors should consider the risks and opportunities associated with this expansion when evaluating our business.

On March 4, 2026, we entered into two Interim Order Agreements (the "IOAs") with Tetra Pak Inc. ("Tetra Pak"), a global leader in food processing and packaging solutions, to commence engineering services and preliminary procurement activities for the Webster City, Iowa production project (the "Project"). The IOAs cover both processing equipment and aseptic packaging systems and are intended as the initial step toward a definitive final supply agreement governing the full scope of equipment installation and integration.

The planned facility will utilize Tetra Pak's Tetra Prisma® Aseptic 330 Edge package—a format made primarily from renewable, plant-based materials that is designed to be recyclable—together with the Tetra Pak® A3/Speed filling platform. These systems are expected to extend product shelf life without refrigeration or preservatives prior to opening, support ambient distribution, maintain clean-label standards, and reduce overall supply chain costs and food waste.

Phase 1 production at the Webster City facility is anticipated to begin in 2027, subject to the execution of a final supply agreement with Tetra Pak, completion of engineering and installation, regulatory approvals, and adequate capital availability. There is no assurance that a final agreement will be executed, that the facility will be completed on the anticipated timeline, or that Phase 1 production will commence as planned. This initiative is in the early development stage, and investors should not place undue reliance on timing or scale projections, or our ability to complete the Project.

The Midwest facility encompasses more than 200,000 square feet of food-grade manufacturing space with warehousing and logistics infrastructure, and upon completion of the RTD buildout is expected to support aseptic and ultra-filtered beverage production across protein, plant-based, dairy, and functional categories. The Company intends for the facility to serve as a scalable innovation platform supporting product development and revenue diversification beyond fresh perishables.

Recent Developments

Nasdaq Compliance

On May 27, 2026, we received a letter from the Listing Qualifications Department (the “Staff”) of Nasdaq indicating that, based upon the closing bid price of our common stock for at least 30 consecutive business days, we no longer met Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of at least $1 per share (the “Bid Price Rule”). Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), because we had effected a reverse stock split over the prior one-year period or have effected one or more reverse stock splits in the last two years with a cumulative ratio greater than 250 shares to 1, we were not eligible for any compliance period to regain compliance with the Bid Price Rule. On June 3, 2026, we timely submitted a request for a hearing before a Nasdaq Hearings Panel (the “Panel”), which was scheduled for July 9, 2026. On July 27, 2026, we received written notification from Nasdaq that the Panel granted us an extension until August 15, 2026 to regain compliance with Bid Price Rule. While we expect to regain compliance with the Bid Price Rule, there can be no assurance that we will be able to regain compliance with Nasdaq’s continued listing standards or remain in compliance with such standards.

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Reverse Stock Split

As of July 13, 2026, we effected a 1-for-45 reverse stock split (the “Reverse Stock Split”) of our outstanding common stock. The conversion or exercise prices of our issued and outstanding warrants were adjusted in connection with the Reverse Stock Split. All historical share and per share amounts reflected throughout this prospectus have been adjusted to reflect the Reverse Stock Split.

Notes Purchase Agreement

On June 12, 2026, we entered into a Notes Purchase Agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which we agreed to issue and sell to Streeterville (i) a Promissory Note A‑1 in the original principal amount of $2,170,000 (the “A‑1 Note”) and (ii) a Secured Promissory Note B in the original principal amount of $10,000,000 (the “B Note” and, together with the A‑1 Note, the “Notes”), for an aggregate purchase price of $12,000,000. The A‑1 Note was issued with an original issue discount of $160,000 and bears interest at a rate of 8% per annum, while the B Note bears interest at a rate of 5% per annum, in each case subject to the terms and conditions set forth therein. The Notes have a maturity date of 18 months from the applicable purchase price date. Beginning on the six month anniversary of the applicable purchase price date, Streeterville has the right, subject to the terms of the A‑1 Note and the B Note, to require us to redeem portions of the outstanding balance of the Notes from time to time in cash upon delivery of a redemption notice, including both monthly redemption rights and additional limited redemption rights upon the occurrence of certain trading conditions.

Going Concern

We have a history of operating losses since inception and expect to incur additional near-term losses. As discussed further in “Management’s Discussion and Analysis - Liquidity and Capital Resources,” included in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) and our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, our auditor has included a “going concern” explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2025, expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

•	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);
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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	comply with new or revised accounting standards applicable to public companies as quickly as other public companies;
•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or
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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

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In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earliest to occur of:

•	our reporting $1.235 billion or more in annual gross revenues;
•	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;
•	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and
•	December 31, 2027.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal address is 283 County Road 519, Belvidere, NJ 07823. Our telephone number is (908) 750-3953. We maintain a website at https://ediblegardenag.com/. The information contained on our website is not, and should not be interpreted to be, incorporated into this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before you decide whether to purchase any of our securities, you should carefully consider the risks and uncertainties set forth Part I, Item 1A under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and in other reports we file with the SEC pursuant to the Exchange Act, which are incorporated by reference into this prospectus and any prospectus supplement. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein. For more information, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. These disclosures reflect our beliefs and opinions as to factors that could materially and adversely affect the Company and its securities in the future. References to past events are provided by way of example only and are not intended to be a complete listing or a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

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There can be no assurance that our shares will continue to be listed on Nasdaq, which would affect our common stock’s liquidity and reduce our ability to raise capital.

On May 27, 2026, we received a letter from the Nasdaq Staff indicating that, based upon the closing bid price of our common stock for at least 30 consecutive business days, we no longer met the Bid Price Rule, which requires listed companies to maintain a minimum bid price of at least $1 per share. Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), because we had effected a reverse stock split over the prior one-year period or have effected one or more reverse stock splits in the last two years with a cumulative ratio greater than 250 shares to 1, we were not eligible for any compliance period to regain compliance with the Bid Price Rule. On June 3, 2026, we timely submitted a request for a hearing before a Panel, which was scheduled for July 9, 2026. On July 27, 2026, we received written notification from Nasdaq that the Panel granted us an extension until August 15, 2026 to regain compliance with Bid Price Rule.

On July 22, 2026, the SEC approved a new continued listing requirement codified as Nasdaq Listing Rule 5550(a)(6) that requires companies to maintain a market value of listed securities of at least $5 million (the “MVLS Requirement”). On July 29, 2026, the SEC provided notice that the order approving the MVLS Requirement was stayed pending a petition for review of the action. As of the date hereof, we are not in compliance with the MVLS Requirement if it were to come into effect. Under Nasdaq Listing Rule 5810(c)(1), if the MVLS Requirement comes into effect and we fail to meet the MVLS Requirement for 30 consecutive business days, our securities will be suspended and immediately delisted from the Nasdaq Capital Market, even if we are appealing a delisting determination to a Panel, and the Panel will have limited discretion to reverse the delisting determination if it was issued in error or grant an exception for up to 180 days for us to demonstrate compliance with all requirements for initial listing on Nasdaq.

We cannot assure you that we will be able to regain compliance with the Bid Price Rule or the MVLS Requirement and maintain compliance with Nasdaq’s other continued listing standards. Accordingly, our common stock and certain warrants could be delisted from Nasdaq. We and holders of our securities could be materially adversely impacted if our securities are delisted from Nasdaq. In particular:

●	we may be unable to raise equity capital on acceptable terms or at all;
●	we may lose the confidence of our business partners, which would jeopardize our ability to continue our business as currently conducted;
●	the price of our common stock will likely decrease as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws;
●	holders may be unable to sell or purchase our securities when they wish to do so;
●	we may become subject to stockholder litigation;
●	we may lose the interest of institutional investors in our common stock;
●	we may lose media and analyst coverage;
●	our common stock could be considered a “penny stock,” which would likely limit the level of trading activity in the secondary market for our common stock; and
●	we would likely lose any active trading market for our common stock, as it may only be traded on one of the over-the-counter markets, if at all.

 We cannot assure you that the reverse stock split will increase the price of our common stock.

On July 13, 2026, we effected a 1-for-45 reverse stock split of our outstanding common stock. While the Reverse Stock Split has increased the per share market price of our common stock, the long-term effect of the reverse stock split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies of similar size to us is varied, particularly because investors may view a reverse stock split negatively. We have effected reverse stock splits in the past; however, the price of our common stock did not remain at the elevated price for an extended period of time following the reverse stock split. The market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance and matters unrelated to our performance. If the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would have occur in the absence of a reverse stock split.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include the RTD buildout, businesses or assets; repayment and refinancing of debt; capital expenditures; and working capital. The prospectus supplement with respect to an offering of securities may identify different or additional uses for the proceeds of such offering.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and the use of the net proceeds of this offering.

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THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the common stock, preferred stock, warrants, purchase contracts, rights and units that we may offer under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and the provisions of our certificate of incorporation, as amended (“certificate of incorporation”) and amended and restated bylaws, as amended (“bylaws”). This description is only a summary. You should read and refer to our charter and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General

Our charter authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and up to 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 50,000 shares have been designated as Series B Preferred Stock with a stated value of $1,000 per share (the “Series B Stock”). As of July 28, 2026, there were 1,350,388 shares of common stock outstanding, which were held by approximately 16 stockholders of record, 3,670 shares of Series B Preferred Stock outstanding, held by one stockholder of record, and no other shares of preferred stock outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights.

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors (our “Board”) out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Our common stock is currently listed on Nasdaq under the symbol “EDBL.”

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Preferred Stock

Our Board, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Series B Preferred Stock

Certain rights of the Series B Stock, granted pursuant to the Amended and Restated Certificate of Designations, Preferences and Rights of the Series B Preferred Stock (the “Certificate of Designation”) dated August 13, 2025, may supersede or limit the rights of our common stock holders.

Preferred Return: The Series B Stock is entitled to a preferred return at a rate of 8.0% per annum, payable on a quarterly basis in cash or via the issuance of additional shares of Series B Stock based on the preferred return accrued and unpaid, divided by the stated value of the Series B Stock.

Voting Rights. The Series B Stock votes together with the holders of common stock as a single class. With respect to any such vote, the outstanding Series B Stock held on the record date for determining stockholders of the Company eligible to participate in such vote shall entitle the holders of the Series B Stock to cast such number of votes as would be equal to the lesser of (i) 2,902 shares of common stock, which number of shares may be adjusted from time to time in proportion with any combination, reverse stock split, or subdivision of the common stock, and (ii) 9.99% of the Company’s outstanding common stock, calculated on a fully diluted basis, with all other classes and series voting with the common stock, provided, however, that if Streeterville, the holder of the Series B Stock, holds any additional voting securities of the Company then the aggregate number of votes such holder is entitled to cast with respect to the Series B Stock shall be reduced so that the total voting rights of the holder will be equal to 9.99%.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, each share of Series B Stock shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders before any payment shall be made to the holders of any common stock or any other series of preferred stock. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the Series B Preferred Liquidation Amount (as defined in the Certificate of Designation), the holders of the Series B Stock with respect to their shares of Series B Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series B Stock would not participate in distributions to other equity holders after payment in full of the Series B Preferred Liquidation Amount.

Additional Restrictive Rights. Until such time as no shares of Series B Stock remain outstanding the Company will comply with the covenants in the Certificate of Designation, including but not limited to the following: (i) the Company will not issue Series B Stock other than to existing Holders without the consent of the existing Holders; (ii) the Company will not increase the authorized shares of common stock or preferred stock without the prior written consent of the Holders; (iii) the Company will not make any Restricted Issuance (as defined in the Certificate of Designation) without the prior written consent of the Holders; (iv) the Company will not enter into any agreement or commitment to, create, authorize, or issue any class of preferred stock that is equal to or senior in liquidation preference to the Series B Stock, without the consent of the Holders; (v) the Company will not consummate a Fundamental Transaction (as defined in the Certificate of Designation) or enter into an agreement to consummate a Fundamental Transaction without the consent of the Holders; and (vi) the Company will not enter into any agreement or commitment to, dispose of any assets or operations that comprise more than 25% of the Company’s consolidated revenue or total assets without the consent of the Holders.

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Warrants

Overview. The following summary of certain terms and provisions of the warrants is not complete and is qualified by the form of warrant filed as an exhibit to the 2025 Form 10-K. Each warrant entitles the holder to purchase one share of our common stock at an exercise price equal to $33,750,000 per share, subject to adjustment as discussed below until 5:00 p.m., New York City time, on May 9, 2027 (the “Expiration Date”). The warrants are governed by a warrant agent agreement between us and American Stock Transfer & Trust Company, LLC (the “warrant agent”), which is filed as an exhibit to the 2025 Form 10-K.

Exercisability. The warrants are exercisable at any time until the Expiration Date. The warrants may be exercised upon surrender of the warrant on or prior to the Expiration Date at the offices of the warrant agent, with the exercise form included with the warrant completed and executed as indicated. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus. See “— Cashless Exercise” below.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is $33,750,000 per share of common stock. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below the exercise price.

Cashless Exercise. If, at any time after the issuance of the warrants, a holder of the warrants exercises the warrants and a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the warrants to the holders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Fundamental Transactions. In the event of a “fundamental transaction,” as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

These warrants are listed for trading on Nasdaq under the symbol “EDBLW.”

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Anti-Takeover Effects of Certain Provisions in our Certificate of Incorporation and Bylaws

Exclusive Forum

The certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employee to us or to our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. However, this provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. In addition, the Court of Chancery of the State of Delaware and the federal district courts will have concurrent jurisdiction for the resolution of any suit brought to enforce any duty or liability created by the Securities Act. Notwithstanding the foregoing, the inclusion of such provisions in the certificate of incorporation will not be deemed to be a waiver by us or our stockholders of the obligation to comply with federal securities laws, rules and regulations.

Although we believe these provisions benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against the Company’s directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Advance Notice of Stockholder Proposals and Nominations

Our bylaws include an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before any meeting of our stockholders. The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, the Board, or by a stockholder who has given timely written notice prior to the meeting at which directors are to be elected, will be eligible for election as directors and that, at a stockholders’ meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a stockholder who has given timely written notice of such stockholder’s intention to bring such business before such meeting.

Under the stockholder notice procedure, for notice of stockholder nominations or other business to be made at a stockholders’ meeting to be timely, such notice must be received by us not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the one-year anniversary of the immediately preceding year’s annual meeting or as otherwise provided in the bylaws.

A stockholder’s notice to us proposing to nominate a person for election as a director or proposing other business must contain certain information specified in the bylaws, including the identity and address of the nominating stockholder, a representation that the stockholder is a record holder of our stock entitled to vote at the meeting and information regarding each proposed nominee or each proposed matter of business that would be required under the federal securities laws to be included in a proxy statement soliciting proxies for the proposed nominee or the proposed matter of business.

The stockholder notice procedure may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholder.

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Restrictions on Call of Special Meetings

Our bylaws provide that special meetings of stockholders can only be called by the Board, the Board Chair or by the Secretary of the Company upon the written request of the holders of at least 50% of the voting power of the outstanding shares entitled to vote at the meeting.

No Cumulative Voting

The certificate of incorporation does not authorize cumulative voting for the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock or other securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, other securities or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;
•	any applicable redemption or call provisions;
•	the circumstances under which the warrant exercise price may be adjusted;
•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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•	any applicable material United States federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and the related securities will be separately transferable;
•	the number of securities purchasable upon exercise of a warrant and the price at which those securities may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the prospectus supplement relating to a particular issue of warrants, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete, and is subject to modification in any prospectus supplement for any issuance of warrants. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement and form of warrant certificate for that particular series.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or other securities. The price per share of common stock, preferred stock or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or other securities, and the nature and amount of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or other securities;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	United States federal income tax considerations relevant to the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered global form.

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The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS

We may issue rights, including rights issued as part of a unit with one or more other securities, to purchase common stock, preferred stock or other securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to and method by which holders of rights will be entitled to exercise;
•	any provisions for adjustment in the exercise price or number of securities the rights can be exercised for;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or other securities on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or other securities, the holder will not have any rights as a holder of shares of our common stock or preferred stock or other securities, as the case may be, by virtue of ownership of the rights.

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The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the right certificate and, if applicable, the rights agent agreement or subscription agent agreement relating to such rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit certificate and unit agreement, if any, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways:

•	to or through underwriters;
•	through agents;
•	through broker-dealers (acting as agent or principal);
•	directly by us to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise; or
•	through a combination of any such methods of sale.

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The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, including at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act, at prices related to the prevailing market prices, or negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the net proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;
•	any exchange on which the securities will be issued; and
•	all other items constituting underwriting compensation.

We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders, in each case subject to applicable restrictive covenants contained in agreements and instruments governing our debt at the time of such dividend, distribution or offering. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock, other class of securities or units through the issuance of a dividend, distribution or subscription rights.

Sale Through Underwriters, Agents or Dealers

If we use underwriters in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may also engage underwriters on a best efforts basis.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

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To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

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Underwriters may engage in overallotment. If an underwriter creates a short position in offered securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Act, Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering, or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110.

Direct Sales and Electronic Auctions

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Any such matters will be described in the applicable prospectus supplement.

Upon completion of such an electronic auction process, securities may be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders may be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Harter Secrest & Emery LLP, Rochester, New York, NY.

EXPERTS

CBIZ CPAs P.C. (“CBIZ”), an independent registered public accounting firm, audited our consolidated financial statements as of and for the year ended December 31, 2025, which appear in our Annual Report on Form 10-K for the year ended December 31, 2025 and are incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on CBIZ’s report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2024, which appear in our Annual Report on Form 10-K for the year ended December 31, 2025 and are incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

•

our Current Reports on Form 8-K filed with the SEC on January 30, 2026, February 5, 2026, March 4, 2026, March 10, 2026 (Film No. 26739768), March 10, 2026 (Film No. 26739994), March 18, 2026, March 30, 2026, April 21, 2026, April 24, 2026, May 21, 2026, May 29, 2026, June 12, 2026 (Film No. 261087744), June 12, 2026 (Film No. 261087960), June 26, 2026, July 1, 2026, July 9, 2026, July 10, 2026, and July 28, 2026; and

•

the description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on April 29, 2022, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.22 to the 2025 Form 10-K).

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at https://ediblegardenag.com. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 283 County Road 519, Belvidere, New Jersey 07823 or contacting us at (908) 750-3953.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

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EDIBLE GARDEN AG INCORPORATED

Up to $7,195,548 of Shares

Common Stock

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PROSPECTUS SUPPLEMENT

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Maxim Group LLC

August 11, 2026